INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation of our report dated February 12, 1997 on the financial statements of qmed, Inc. and Subsidiaries as of November 30, 1996, 1995 and 1994 and for each of the three years ended November 30, 1996, 1995 and 1994, which is included in the Annual Report on Form 10K of qmed, Inc. and Subsidiaries


                                          /s/ AMPER, POLITZINER & MATTIA
                                         -------------------------------
                                              Amper, Politziner & Mattia

February 26, 1997

Edison, New Jersey